Exhibit 99.1

FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 13, 2016

CLARCOR REPORTS FOURTH QUARTER
FINANCIAL RESULTS

Unaudited Fourth Quarter and Full Year 2015 Highlights
(Amounts in millions, except per share data and percentages)

	Three Months Ended			Full Year Ended
	11/28/15	11/29/14	Change	11/28/15	11/29/14	Change
Net sales	$ 372.5	$ 413.4	-10%	$ 1,481.0	$ 1,512.9	-2%
Operating profit	49.4	65.8	-25%	197.9	210.4	-6%
Net earnings — CLC	33.1	43.5	-24%	134.7	144.1	-7%
Diluted EPS	$ 0.67	$ 0.86	-22%	$ 2.67	$ 2.83	-6%
Operating margin	13.3%	15.9%	-2.6 pts	13.4%	13.9%	-0.5 pts

FRANKLIN, TN, Wednesday, January 13, 2016-CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the fourth quarter of 2015 declined $0.19 from the fourth quarter of 2014. This decline primarily resulted from an approximate $0.11 reduction from weak end-markets in the Engine/Mobile Filtration segment, an approximate $0.07 reduction from $5.6 million of restructuring costs incurred in the fourth quarter of 2015 related to employee severance and other employee termination benefits previously announced and an approximate $0.02 reduction from the third quarter 2015 disposition of the packaging business, J.L. Clark. Excluding the impact of the restructuring costs and the disposition of J.L. Clark, non-GAAP adjusted diluted earnings per share were $0.74 in the fourth quarter of 2015 as compared to $0.84 in the fourth quarter of 2014, as reflected in the table on page two.

To allow investors to better compare and evaluate our historical financial performance, we are also presenting non-GAAP adjusted financial results in the table following this paragraph. These non-GAAP adjusted financial results for 2015 exclude the $5.6 million of restructuring costs incurred in the fourth quarter, a $6.7 million impairment loss on non-core investments recognized in the third quarter, a $12.1 million net gain on the sale of our packaging business, J.L. Clark, recorded in the third quarter, and operational results for J.L. Clark prior to its disposition. Non-GAAP adjusted financial results for 2014 exclude certain acquisition-related items associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions, and operational results for J.L. Clark. Please refer to pages 11 through 14 of this earnings release for reconciliations and additional information with respect to these non-GAAP adjusted financial results.

Non-GAAP Adjusted Financial Results:

	Three Months Ended			Full Year Ended
	11/28/15	11/29/14	Change	11/28/15	11/29/14	Change
Adjusted net sales	$ 372.5	$ 391.9	-5%	$ 1,440.1	$ 1,436.9	0%
Adjusted operating profit	55.0	64.1	-14%	201.4	219.5	-8%
Adjusted net earnings — CLC	36.7	42.4	-13%	133.6	148.0	-10%
Adjusted diluted EPS	$ 0.74	$ 0.84	-12%	$ 2.65	$ 2.91	-9%
Adjusted operating margin	14.8%	16.4%	-1.6 pts	14.0%	15.3%	-1.3 pts

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented, “Macroeconomic pressures that have been adversely affecting many U.S. industrial companies also negatively impacted our financial performance in the fourth quarter, causing our fourth quarter 2015 non-GAAP adjusted net sales, after removing net sales from our packaging business from all periods, to decline approximately 5% from last year’s fourth quarter, with approximately 3% of this reduction due to lower average foreign currency exchange rates. From a segment perspective, net sales in our Engine/Mobile Filtration segment declined 11% while net sales in our Industrial/Environmental Filtration segment were relatively flat compared to last year’s fourth quarter. Lower consolidated adjusted net sales and the resultant lower fixed cost absorption were the primary drivers of the 1.6 percentage point reduction in adjusted operating margin from the fourth quarter of 2014.

“The 11% decline in net sales in our Engine/Mobile Filtration segment was driven by a $15 million reduction in international sales, including $5 million from lower foreign currency exchange rates, and a $4 million decline in U.S. sales. Lower international sales, when adjusted for lower foreign currency exchange rates, were almost entirely driven by a reduction in export filtration sales across most end-markets. Lower domestic sales were the result of reduced aftermarket demand in most end-markets, including weakness in the heavy-duty engine off-road and oil & gas markets and lower demand from other filtration companies. Net sales in our Industrial/Environmental Filtration segment were relatively flat compared to last year’s fourth quarter but increased approximately $9 million when adjusted for lower average foreign currency exchange rates, primarily driven by a $10 million increase in first-fit gas turbine filter and system sales. Flat currency adjusted sales in our natural gas filtration business were the result of higher sales pursuant to the first quarter 2015 Filter Resources acquisition offset by lower natural gas filtration system sales in several geographic locations.

“We are disappointed in our recent financial results. However, despite the macroeconomic headwinds in 2015, our full year consolidated net sales expanded 3% when adjusted for changes in average foreign currency exchange rates. Despite challenging market conditions, we have benefitted from our continued investment in and execution upon our long-term strategic growth initiatives including our acquisition strategy, our penetration into new distribution channels in the Engine/Mobile Filtration segment and our continued development of commercially-applicable technology. In spite of our expectation that softer end-market demand will continue into 2016, we believe it is important for us to continue to execute upon these long-term strategic growth initiatives.

“We have taken and continue to take actions across our business units to align our cost structure with current market dynamics. We announced a headcount reduction in the fourth quarter of 2015, and we are also undertaking and evaluating several other significant cost reduction initiatives. We estimate that the fourth quarter headcount reduction and other cost reduction initiatives that we are undertaking or may undertake in 2016 will ultimately collectively reduce costs by approximately $30.0 million on an annualized basis. Cost reduction initiatives that we are undertaking include, but are not limited to, leveraging purchasing and logistics spending across our historically decentralized business units and reducing discretionary selling and administrative expenses. We are also evaluating potential facility consolidations. We believe we will realize approximately $20.0 million of cost benefit in fiscal year 2016 as a result of the headcount reduction and these cost reduction initiatives.

“Our 14.8% fourth quarter adjusted operating margin declined 1.6 percentage points from last year’s fourth quarter. This reduction was primarily driven by a lower adjusted gross margin percentage in each filtration reporting segment. The 2.4 percentage point reduction in adjusted gross margin percentage in our Engine/Mobile Filtration segment was primarily due to lower absorption of fixed manufacturing costs, resulting from lower net sales. Gross margin in this reporting segment was also negatively impacted by unfavorable year-over-year sales mix as higher margin, off-road agricultural fuel filtration sales declined significantly from the fourth quarter of 2014. The 1.0 percentage point decline in adjusted gross margin percentage in our Industrial/Environmental Filtration segment was primarily driven by a higher sales mix of lower margin, first-fit gas turbine filters and systems. Non-GAAP adjusted selling and administrative expenses as a percentage of net sales remained relatively flat from the fourth quarter of 2014. On a dollar basis, non-GAAP adjusted selling and administrative expenses declined $3.6 million from last year’s fourth quarter primarily due to lower expense related to our company-wide incentive compensation program in addition to lower headcount pursuant to the previously announced fourth quarter restructuring actions.”

2016 Guidance

We project 2016 consolidated diluted earnings per share between $2.60 and $2.80. These expected results are based upon projected consolidated net sales between $1,375 million and $1,415 million and consolidated operating margin between 14.2% and 14.8%.

Our 2016 diluted earnings per share guidance includes an estimated benefit of $0.25 to $0.30 from approximately $20.0 million of cost reduction initiatives expected to be realized in 2016. However, we expect that this anticipated year-over-year benefit in 2016 will be substantially offset by additional costs in 2016 related to incremental year-over-year expense from our company-wide incentive compensation program under which we incurred limited expense in 2015 and additional expense related to our strategic growth initiatives including costs to support our information technology initiative and incremental investment in research and development capabilities. Our 2016 diluted earnings per share guidance does not include costs that we may incur in 2016 related to any potential facility consolidations or any other restructuring or cost savings initiatives.

Our 2016 expected net sales and operating margin performance by reporting segment and on a consolidated basis (with 2015 consolidated net sales adjusted to remove net sales from the J.L. Clark business) are as follows:

	2016 Estimated Sales Decline	2016 Estimated Operating Margin

Engine/Mobile Filtration	-6.5% to -2.5%	18.0% to 18.6%
Industrial/Environmental Filtration	-3.0% to -1.0%	11.5% to 12.1%
CLARCOR	-4.5% to -1.5%	14.2% to 14.8%

At the mid-point, our guidance assumes a $27.0 million, or 4.5%, reduction in net sales in our Engine/Mobile Filtration segment from 2015. Approximately $15.0 million of this decline is related to lower expected sales in off-road fuel filtration products, as we anticipate continued challenges in global agricultural and construction equipment markets during 2016. We also expect net sales in our Engine/Mobile Filtration segment to be negatively impacted by approximately $5.0 million from our exit of lower margin automotive filtration business heading into 2016. At the mid-point, our guidance assumes a $17 million, or 2.0%, reduction in net sales in our Industrial/Environmental Filtration segment from 2015. The primary driver of these lower expected sales is a $24 million, or 9%, anticipated decline in natural gas filtration sales due to continued broad pressures in the oil and gas markets heading into 2016. We expect 2016 net sales in our gas turbine filtration market to be relatively flat from 2015, and net sales in our other filtration markets in this reporting segment to grow in the low-single digits from 2015.

Our 2016 earnings guidance includes approximately $8.5 million of net interest expense. We project 2016 cash from operations to be between $200 million and $220 million as we anticipate generating approximately $15 million from lower working capital due to specific initiatives intended to reduce inventory and optimize accounts receivable and payable. We expect capital expenditures to be between $45 million and $55 million, our effective tax rate to be between 31.0% and 31.5%, and 49.5 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the fourth quarter 2015 results at 10:00 a.m. CT on January 14, 2016. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 8040388. The replay will be available through January 21, 2016 by telephone and for 30 days on the internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2016 performance of the Company and each of its segments, our projections with respect to 2016 sales expectations and 2016 operating margin for the Company and each of its segments, our projections with respect to 2016 diluted earnings per share, our projections with respect to 2016 consolidated net sales and consolidated operating margin; our projections with respect to 2016 cash from operations, 2016 capital expenditures, 2016 effective tax rate, 2016 interest expense and 2016 average diluted shares outstanding; statements regarding potential additional costs we may incur related to the implementation of various restructuring and cost reduction initiatives; statements regarding our lower expected year-over-year sales in off-road fuel filtration sales; statements regarding our anticipation of continued challenges in the agricultural and construction equipment markets during 2016; statements regarding the estimated negative impact on 2016 sales in our Engine/Mobile Filtration segment as a result of our exit of lower margin automotive filtration business heading into 2016; statements regarding our anticipated decline in natural gas filtration sales in 2016; statements regarding our anticipated 2016 sales in our gas turbine filtration market and in our other filtration markets within the Industrial/Environmental segment; statements regarding our current expectation that softer-end market demand will continue into 2016; statements regarding potential restructuring and cost reduction initiatives, including anticipated cost savings and on-going cost benefits that may result from restructuring and cost reduction initiatives in 2016 and thereafter; statements that we expect any cost benefits in 2016 from cost reduction initiatives to be substantially offset by additional costs relating to incremental year-over-year expense from our company-wide incentive compensation program under which we incurred limited expense in 2015 and additional expense related to our strategic growth initiatives including costs to support our information technology initiative and incremental investment in research and development capabilities; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including, but not limited to, risks associated with global and national macroeconomic pressures, trends with respect to the health of the markets we serve including with respect to challenging market conditions in various markets in the Engine/Mobile Filtration segment and the Industrial/Environmental Filtration segment, our ability to execute upon long-term strategic growth initiatives, our ability to execute upon cost reduction and/or restructuring initiatives (including that the costs associated with such initiatives may be greater than anticipated, that we may be unable to realize anticipated cost savings or other contemplated benefits in connection with such initiatives, and that such initiatives may have an adverse impact on our performance), customer concentration issues in certain geographic locations and in respect of certain of our businesses, our ability to integrate the businesses we have acquired, currency fluctuations, particularly increases or decreases in the U.S. dollar against other currencies, commodity price increases and/or limited availability of raw materials and component products, including steel, compliance costs associated with environmental laws and regulations, political factors, our international operations, highly competitive markets, governmental laws and regulations, potential information systems interruptions and intrusions, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks and other factors, changes in accounting standards or adoption of new accounting standards, adverse effects of natural disasters, legal challenges with respect to intellectual property, product liability exposure, changes in tax rates or exposure to additional income tax liabilities, potential labor disruptions, the risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2014 filed on January 26, 2015, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Quarter Ended		Twelve Months Ended
	November 28, 2015	November 29, 2014	November 28, 2015	November 29, 2014
Net sales	$372,547	$413,375	$1,481,026	$1,512,854
Cost of sales	250,258	273,622	992,397	1,015,819

Gross profit	122,289	139,753	488,629	497,035

Selling and administrative expenses	72,900	73,964	290,682	286,607

Operating profit	49,389	65,789	197,947	210,428

Other income (expense):
Interest expense	(1,664)	(1,294)	(5,629)	(3,700)
Interest income	104	116	443	420
Other, net	93	549	5,204	4,415
	(1,467)	(629)	18	1,135

Earnings before income taxes	47,922	65,160	197,965	211,563

Provision for income taxes	14,828	21,629	63,052	67,380

Net earnings	33,094	43,531	134,913	144,183

Net earnings attributable to noncontrolling interests, net of tax	(41)	(23)	(209)	(99)

Net earnings attributable to CLARCOR Inc.	$33,053	$43,508	$134,704	$144,084

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.67	$0.87	$2.70	$2.86
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.67	$0.86	$2.67	$2.83

Weighted average number of shares outstanding - Basic	49,359,491	50,249,889	49,981,118	50,405,549
Weighted average number of shares outstanding - Diluted	49,613,346	50,732,090	50,429,454	50,871,249

Dividends paid per share	$0.2200	$0.2000	$0.8200	$0.7100

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	November 28, 2015	November 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$101,529	$94,064
Accounts receivable, less allowance for losses of $14,765 and $10,811, respectively	258,280	305,580
Inventories	274,825	274,718
Deferred income taxes	—	37,749
Income taxes receivable	3,781	—
Prepaid expenses and other current assets	26,380	16,796
Total current assets	664,795	728,907

Plant assets, at cost, less accumulated depreciation of $286,335 and $357,564, respectively	301,019	288,356
Assets held for sale	533	—
Goodwill	506,265	507,172
Acquired intangible assets, less accumulated amortization	329,155	347,578
Deferred income taxes	3,651	—
Other noncurrent assets	13,038	16,756
Total assets	$1,818,456	$1,888,769
LIABILITIES
Current liabilities:
Current portion of long-term debt	$7,788	$233
Accounts payable	87,546	97,885
Accrued liabilities	106,410	120,036
Income taxes payable	1,956	6,226
Total current liabilities	203,700	224,380

Long-term debt, less current portion	397,368	411,330
Long-term pension and postretirement healthcare benefits liabilities	31,577	33,266
Deferred income taxes	64,908	104,250
Other long-term liabilities	10,438	8,853
Total liabilities	707,991	782,079

Contingencies
Redeemable noncontrolling interests	—	1,587
SHAREHOLDERS' EQUITY
Capital stock	49,111	50,204
Capital in excess of par value	—	10,644
Accumulated other comprehensive loss	(88,052)	(54,080)
Retained earnings	1,148,510	1,097,292
Total CLARCOR Inc. equity	1,109,569	1,104,060
Noncontrolling interests	896	1,043
Total shareholders' equity	1,110,465	1,105,103
Total liabilities and shareholders' equity	$1,818,456	$1,888,769

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended
	November 28, 2015	November 29, 2014
Cash flows from operating activities:
Net earnings	$134,913	$144,183
Depreciation	31,075	30,065
Amortization	25,528	20,362
Net (gain) loss on disposition of assets	(2,144)	67
Net gain on disposal of J.L. Clark	(12,132)	—
Bargain purchase gain	—	(2,815)
Impairment of investments	6,729	—
Stock-based compensation expense	9,093	7,278
Excess tax benefit from stock-based compensation	(1,246)	(2,769)
Other noncash items	(268)	995
Changes in assets and liabilities	(37,803)	(41,020)
Net cash provided by operating activities	153,745	156,346

Cash flows from investing activities:
Restricted cash	—	1,339
Business acquisitions, net of cash acquired	(20,882)	(595,328)
J.L. Clark disposition, net of cash divested	45,232	—
Additions to plant assets	(64,535)	(69,681)
Proceeds from disposition of plant assets	7,469	491
Investment in affiliates	(525)	(1,073)
Net cash used in investing activities	(33,241)	(664,252)

Cash flows from financing activities:
Net borrowings (payments) on revolving credit facility	197,000	(50,000)
Borrowings under term loan facility	—	315,000
Payments on term loan facility	(195,000)	(20,000)
Payments on long-term debt	(8,665)	(1,620)
Payment of financing costs	(50)	(752)
Sale of capital stock under stock option and employee purchase plans	8,106	12,076
Acquisition of noncontrolling interest	(1,239)	—
Payments for repurchase of common stock	(70,777)	(32,822)
Excess tax benefit from stock-based compensation	1,246	2,769
Dividend paid to noncontrolling interests	(206)	(166)
Cash dividends paid	(40,972)	(35,805)
Net cash (used in) provided by financing activities	(110,557)	188,680
Net effect of exchange rate changes on cash	(2,482)	1,728
Net change in cash and cash equivalents	7,465	(317,498)
Cash and cash equivalents, beginning of period	94,064	411,562
Cash and cash equivalents, end of period	$101,529	$94,064

Cash paid during the period for:
Interest	$4,874	$3,028
Income taxes, net of refunds	$70,146	$67,534

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	2015
	Quarter Ended February 28	Quarter Ended May 30	Quarter Ended August 29	Quarter Ended November 28	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$144,458	$161,290	$151,734	$147,992	$605,474
Industrial/Environmental Filtration	190,916	218,676	200,496	224,555	834,643
Packaging	15,749	19,833	5,327	—	40,909
	$351,123	$399,799	$357,557	$372,547	$1,481,026

Operating profit by segment:
Engine/Mobile Filtration	$24,746	$30,564	$27,728	$25,221	$108,259
Industrial/Environmental Filtration	14,008	26,604	22,765	24,168	87,545
Packaging	439	1,775	(71)	—	2,143
	$39,193	$58,943	$50,422	$49,389	$197,947

Operating margin by segment:
Engine/Mobile Filtration	17.1%	18.9%	18.3%	17.0%	17.9%
Industrial/Environmental Filtration	7.3%	12.2%	11.4%	10.8%	10.5%
Packaging	2.8%	8.9%	(1.3)%	—%	5.2%
	11.2%	14.7%	14.1%	13.3%	13.4%

	2014
	Quarter Ended March 1	Quarter Ended May 31	Quarter Ended August 30	Quarter Ended November 29	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$122,497	$148,398	$165,910	$167,000	$603,805
Industrial/Environmental Filtration	174,863	219,592	213,752	224,893	833,100
Packaging	15,325	18,652	20,490	21,482	75,949
	$312,685	$386,642	$400,152	$413,375	$1,512,854

Operating profit by segment:
Engine/Mobile Filtration	$22,874	$26,972	$36,741	$35,778	$122,365
Industrial/Environmental Filtration	8,146	23,005	23,873	28,327	83,351
Packaging	246	1,170	1,612	1,684	4,712
	$31,266	$51,147	$62,226	$65,789	$210,428

Operating margin by segment:
Engine/Mobile Filtration	18.7%	18.2%	22.1%	21.4%	20.3%
Industrial/Environmental Filtration	4.7%	10.5%	11.2%	12.6%	10.0%
Packaging	1.6%	6.3%	7.9%	7.8%	6.2%
	10.0%	13.2%	15.6%	15.9%	13.9%

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Fourth Quarter 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended November 28, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended November 28, 2015 non-GAAP financial measures provided in this release exclude restructuring costs related to employee severance and other employee termination benefits incurred in the fourth quarter in connection with the previously announced reduction-in-force. Although these financial measures excluding these restructuring costs in the quarter ended November 28, 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these restructuring costs provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the quarter ended November 28, 2015 compared to the quarter ended November 29, 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Fourth Quarter 2015 GAAP	Restructuring Costs		Fourth Quarter 2015 Non-GAAP Adjusted

Net sales	$372,547	$—		$372,547
Cost of sales	250,258	(1,048)	[1]	249,210
Gross profit	122,289	1,048		123,337
Selling and administrative expenses	72,900	(4,582)	[1]	68,318
Operating profit	49,389	5,630		55,019
Other income (expense):
Interest expense	(1,664)	—		(1,664)
Interest income	104	—		104
Other, net	93	—		93
	(1,467)	—		(1,467)
Earnings before income taxes	47,922	5,630		53,552
Provision for income taxes	14,828	1,970		16,798
Net earnings	33,094	3,660		36,754
Net earnings attributable to
noncontrolling interests, net of tax	(41)	—		(41)
Net earnings attributable to
CLARCOR Inc.	$33,053	$3,660		$36,713
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.67	$0.07		$0.74
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.67	$0.07		$0.74
Gross margin percentage	32.8%	0.3%		33.1%
Selling and administrative expenses as a percentage of net sales	19.6%	(1.3)%		18.3%
Operating margin	13.3%	1.5%		14.8%

1 - Restructuring costs related to employee severance and other employee termination benefits incurred in the fourth quarter 2015

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Fourth Quarter 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended November 29, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The fourth quarter of 2014 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding the financial results of our J.L. Clark packaging business in the quarter ended November 29, 2014 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of the financial results of our J.L. Clark packaging business provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the quarter ended November 29, 2014 compared to the quarter ended November 28, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Fourth Quarter 2014 GAAP	J.L. Clark Disposition		Fourth quarter 2014 Non-GAAP Adjusted

Net sales	$413,375	$(21,482)	[1]	$391,893
Cost of sales	273,622	(17,779)	[1]	255,843
Gross profit	139,753	(3,703)		136,050
Selling and administrative expenses	73,964	(2,019)	[1]	71,945
Operating profit	65,789	(1,684)		64,105
Other income (expense):
Interest expense	(1,294)	—		(1,294)
Interest income	116	—		116
Other, net	549	—		549
	(629)	—		(629)
Earnings (loss) before income taxes	65,160	(1,684)		63,476
Provision for income taxes	21,629	(606)		21,023
Net earnings (loss)	43,531	(1,078)		42,453
Net earnings attributable to
noncontrolling interests, net of tax	(23)	—		(23)
Net earnings attributable to
CLARCOR Inc.	$43,508	$(1,078)		$42,430
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.87	$(0.02)		$0.85
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.86	$(0.02)		$0.84
Gross margin percentage	33.8%	0.9%		34.7%
Selling and administrative expenses as a percentage of net sales	17.9%	0.5%		18.4%
Operating margin	15.9%	0.5%		16.4%

1 - Fourth quarter 2014 financial results for J.L. Clark

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Full Year 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the full year 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The full year 2015 non-GAAP financial measures provided in this release exclude financial results from our J.L. Clark packaging business disposed of on June 27, 2015, a net gain on the sale of such packaging business recognized in the third quarter of 2015, an impairment loss related to our BioProcess H2O and Algae investments recognized in the third quarter of 2015, and restructuring costs related to employee severance and other employee termination benefits incurred in the fourth quarter of 2015 in connection with the previously announced reduction-in-force. Although these financial measures excluding these selected items in the full year 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these selected items provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the full year 2015 compared to the full year 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Full Year 2015 GAAP	J.L. Clark Results and Gain on Disposition		BioProcess Investment Impairment	Restructuring Costs		Full Year 2015 Non-GAAP Adjusted

Net sales	$1,481,026	$(40,909)	[1]	$—	$—		$1,440,117
Cost of sales	992,397	(33,954)	[1]	—	(1,048)	[3]	957,395
Gross profit	488,629	(6,955)		—	1,048		482,722
Selling and administrative expenses	290,682	(4,812)	[1]	—	(4,582)	[3]	281,288
Operating profit	197,947	(2,143)		—	5,630		201,434
Other income (expense):
Interest expense	(5,629)	—		—	—		(5,629)
Interest income	443	—		—	—		443
Other, net	5,204	(12,131)	[2]	6,729	—		(198)
	18	(12,131)		6,729	—		(5,384)
Earnings before income taxes	197,965	(14,274)		6,729	5,630		196,050
Provision for income taxes	63,052	(5,136)		2,355	1,970		62,241
Net earnings	134,913	(9,138)		4,374	3,660		133,809
Net earnings attributable to
noncontrolling interests, net of tax	(209)	—		—	—		(209)
Net earnings attributable to
CLARCOR Inc.	$134,704	$(9,138)		$4,374	$3,660		$133,600
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.70	$(0.18)		$0.09	$0.07		$2.68
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.67	$(0.18)		$0.09	$0.07		$2.65
Gross margin percentage	33.0%	(0.5)%		0.0%	1.0%		33.5%
Selling and administrative expenses as a percentage of net sales	19.6%	(0.3)%		0.0%	0.2%		19.5%
Operating margin	13.4%	(0.1)%		0.0%	0.7%		14.0%

1 - 2015 financial results for J.L. Clark through disposition date of June 27, 2015 (approximately seven months of operations during this twelve month period)
2 - Net gain on third quarter 2015 disposition of J.L. Clark
3 - Restructuring costs related to employee severance and other employee termination benefits incurred in the fourth quarter 2015

CLARCOR INC. 2015 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Full Year 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the full year 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The full year 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and transaction related costs associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions, a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition, and the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding these selected items in the full year 2014 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these selected items provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the full year 2014 compared to the full year 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	Full Year 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		J.L. Clark Disposition		Full Year 2014 Non-GAAP Adjusted

Net sales	$1,512,854	$—		$—		$—		$(75,949)	[4]	$1,436,905
Cost of sales	1,015,819	(4,342)	[1]	(240)	[1]	(1,368)	[1]	(63,506)	[4]	946,363
Gross profit	497,035	4,342		240		1,368		(12,443)		490,542
Selling and administrative expenses	286,607	(4,715)	[2]	(130)	[2]	(3,035)	[2]	(7,731)	[4]	270,996
Operating profit	210,428	9,057		370		4,403		(4,712)		219,546
Other income (expense):
Interest expense	(3,700)	—		—		—		—		(3,700)
Interest income	420	—		—		—		—		420
Other, net	4,415	—		(2,814)	[3]	—		—		1,601
	1,135	—		(2,814)		—		—		(1,679)
Earnings (loss) before income taxes	211,563	9,057		(2,444)		4,403		(4,712)		217,867
Provision for income taxes	67,380	2,436		123		1,501		(1,635)		69,805
Net earnings (loss)	144,183	6,621		(2,567)		2,902		(3,077)		148,062
Net earnings attributable to
noncontrolling interests, net of tax	(99)	—		—		—		—		(99)
Net earnings attributable to
CLARCOR Inc.	$144,084	$6,621		$(2,567)		$2,902		$(3,077)		$147,963
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.86	$0.13		$(0.05)		$0.06		$(0.06)		$2.94
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.83	$0.13		$(0.05)		$0.06		$(0.06)		$2.91
Gross margin percentage	32.9%	0.3%		0.0%		0.1%		0.8%		34.1%
Selling and administrative expenses as a percentage of net sales	18.9%	(0.3)%		0.0%		(0.2)%		0.5%		18.9%
Operating margin	13.9%	0.6%		0.0%		0.3%		0.5%		15.3%

1 - Purchase accounting step-up in inventory basis.
2 - Integration costs, deal costs including investment banking and legal expenses, and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable)
4 - Full year 2014 J.L. Clark financial results